Exhibit 4.1

STURM, RUGER & COMPANY, INC.,

as the Company

and

Computershare Trust Company, N.A.

as the Rights Agent

Rights Agreement

Dated as of October 14, 2025

i

Exhibit A -	Form of Right Certificate

Exhibit B -	Summary of Rights to Purchase Common Shares

ii

RIGHTS AGREEMENT

Rights Agreement (this “Rights Agreement”), dated as of October 14, 2025, by and between Sturm, Ruger & Company, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company, as rights agent (the “Rights Agent”).

WHEREAS, on October 14, 2025, the Board of Directors of the Company (the “Board of Directors”) (i) has authorized and declared a dividend of one (1) right (a “Right”) for each Common Share (as such term is hereinafter defined) outstanding as of the close of business on October 24, 2025 (the “Record Date”), with each Right initially representing the right to purchase one (1) Common Share, upon the terms and subject to the conditions set forth herein (subject to adjustment as provided herein), and (ii) further authorized and directed the issuance of one (1) Right (subject to adjustment as provided herein) with respect to each Common Share that shall become outstanding between the Record Date (whether originally issued or delivered from the Company’s treasury) and the earlier of the Distribution Date and the Expiration Date (as such terms are hereinafter defined); provided, however, that Rights may be issued with respect to Common Shares that will become outstanding after the Distribution Date and prior to the Expiration Date in accordance with Section 22 hereof.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Certain Definitions. For purposes of this Rights Agreement, the following terms have the meanings indicated:

(a) “Acquiring Person” shall mean any Person other than a Passive Institutional Investor who or which, together with its Affiliates and Associates, shall be the Beneficial Owner of 10% or more of the Common Shares then outstanding, but shall not include:

(i) any Person who or which becomes the Beneficial Owner of 10% or more of the Common Shares then outstanding solely as the result of a reduction in the outstanding Common Shares resulting from an acquisition of Common Shares by the Company approved by the Board of Directors, unless and until (A) such Person becomes the Beneficial Owner of any additional Common Shares (other than pursuant to a stock dividend, stock split or similar transaction effected by the Company in which all holders of Common Shares are treated equally) or (B) any other Person who is a Beneficial Owner of Common Shares thereafter becomes an Affiliate or Associate of such first Person, in each case, unless, upon becoming the Beneficial Owner of such additional Common Shares, such Person is not then the Beneficial Owner of 10% or more of the Common Shares then outstanding;

(ii) any Person who or which the Board of Directors determines became an Acquiring Person inadvertently (including by reason of being unaware of the consequences of such Person’s actions under this Rights Agreement) and without any intention of obtaining, changing or influencing control of the Company or the management or policies thereof, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an Acquiring Person; provided, that any such determination or judgment by the Board of Directors shall be made in its sole discretion and shall be final and binding; provided, further, that if such Person again becomes the Beneficial Owner of 10% or more of the Common Shares then outstanding, such Person shall be deemed to be an Acquiring Person, subject to the exceptions set forth in this Section 1(a);

(iii) any Exempt Person;

(iv) any Person who or which is the Beneficial Owner of 10% or more of the Common Shares outstanding at the time of the first public announcement of this Rights Agreement, unless and until such Person becomes the Beneficial Owner of any additional Common Shares (other than pursuant to a stock dividend, stock split or similar transaction effected by the Company in which all holders of Common Shares are treated equally), unless, upon becoming the Beneficial Owner of such additional Common Shares, such Person is not then the Beneficial Owner of 10% or more of the Common Shares then outstanding; or

(v) any Person who or which becomes the Beneficial Owner of 10% or more of the Common Shares then outstanding solely as a result of any unilateral grant of any security (including restricted stock) by the Company or through the exercise of any rights (other than the Rights), options, warrants or similar interests granted by the Company to its directors, officers and employees, unless and until such Person becomes the Beneficial Owner of any additional Common Shares (other than pursuant to a stock dividend, stock split or similar transaction effected by the Company in which all holders of Common Shares are treated equally), unless, upon becoming the Beneficial Owner of such additional Common Shares, such Person is not then the Beneficial Owner of 10% or more of the Common Shares then outstanding.

Notwithstanding the foregoing, if a bona-fide securities dealer, swaps dealer or security-based swaps dealer would otherwise be an “Acquiring Person” solely as a result of its actions in the ordinary course of its business that the Board of Directors determines were taken without the intent or effect (1) of evading or assisting any other Person to evade the purposes and intent of this Rights Agreement, or (2) to otherwise seek to obtain, change or influence control of the Company or the management or policies thereof then, and unless and until the Board of Directors shall otherwise determine, such Person shall not be an “Acquiring Person”.

(b) “Adjustment Shares” shall have the meaning set forth in Section 11(a)(ii).

(c) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

(d) A Person shall be deemed the “Beneficial Owner” of and shall be deemed to have “Beneficial Ownership” of and to “Beneficially Own” any securities:

(i) which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof);

(ii) which such Person or any of such Person’s Affiliates or Associates has, directly or indirectly, (A) the right or obligation to acquire at any time (whether such right is exercisable, or such obligation is required to be performed, immediately, only after the passage of time, upon the satisfaction of a condition, upon the occurrence of an event, or otherwise) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights or other rights (other than the Rights), options or warrants or otherwise; provided, however, that for purposes of this clause (A) only, a Person shall not be deemed the Beneficial Owner of, to have Beneficial Ownership of, or to Beneficially Own, (w) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (x) securities which such Person has a right to acquire upon the exercise of Rights at any time prior to the time that any Person becomes an Acquiring Person, (y) securities issuable upon the exercise of Rights from and after the time that any Person becomes an Acquiring Person if such Rights were acquired by such Person or any of such first Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 of this Rights Agreement (the “Original Rights”) or pursuant to Section 11(i) or Section 11(n) with respect to an adjustment to the Original Rights, or (z) securities which such Person or any of such Person’s Affiliates or Associates has or have the right or obligation to acquire, or acquires, pursuant to any merger or other acquisition agreement between the Company and such Person (or one or more of such Person’s Affiliates or Associates) if such agreement has been approved by the Board of Directors prior to such Person becoming an Acquiring Person, or (B) the right to vote at any time (whether such right is exercisable immediately, only after the passage of time, upon the satisfaction of a condition, upon the occurrence of an event, or otherwise) pursuant to any agreement, arrangement or understanding; provided, however, that for purposes of this clause (B) only, a Person shall not be deemed the Beneficial Owner of, to have Beneficial Ownership of, or to Beneficially Own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely as a result of making or receiving a solicitation of, or granting or receiving, revocable proxies or consents given in response to a public proxy or consent solicitation made to more than ten (10) holders of shares of a class of stock of the Company registered under Section 12 of the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report);

(iii) which are beneficially owned, directly or indirectly, by any other Person (or any of its Affiliates or Associates) with which such first Person or any of such first Person’s Affiliates or Associates has any agreement, arrangement or understanding, whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(d)(ii)(B)) or disposing of any securities of the Company; or

(iv) which are beneficially owned, directly or indirectly, by a Counterparty (or any of such Counterparty’s Affiliates or Associates) under any Derivatives Contract (without regard to any short or similar position under the same or any other Derivatives Contract) to which such first Person or any of such first Person’s Affiliates or Associates is a Receiving Party; provided, however, that the number of Common Shares that a Person is deemed to Beneficially Own pursuant to this clause  (iv) in connection with a particular Derivatives Contract shall not exceed the number of Notional Common Shares with respect to such Derivatives Contract; provided, further, that the number of securities beneficially owned by each Counterparty (including its Affiliates and Associates) under a Derivatives Contract shall for purposes of this clause (iv) be deemed to include all securities beneficially owned, directly or indirectly, by any other Counterparty (or any of such other Counterparty’s Affiliates or Associates) under any Derivatives Contract to which such first Counterparty (or any of such first Counterparty’s Affiliates or Associates) is a Receiving Party, with this proviso being applied to successive Counterparties as appropriate.

Notwithstanding the foregoing, nothing contained in this definition shall cause a Person to be deemed the “Beneficial Owner” of, or to “Beneficially Own” or to have “Beneficial Ownership” of, any securities (A) if the Person is ordinarily engaged in business as an underwriter of securities and has acquired such securities in a bona fide firm commitment underwriting pursuant to an underwriting agreement with the Company, (B) if such Person is a “clearing agency” (as defined in Section 3(a)(23) of the Exchange Act) and has acquired such securities solely as result of such status, or (C) in the case of Beneficial Ownership pursuant to clause  (iv) of such definition, if the Person (or an Affiliate or Associate of such Person) is a Counterparty to a Derivatives Contract referred to in such clause  (iv) that has been entered into with the Company. Further, notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase “then outstanding”, when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person is deemed to Beneficially Own hereunder.

(e) “Board of Directors” shall have the meaning set forth in the recitals hereof.

(f) “Book-Entry” shall mean an uncertificated book-entry in the account system of the transfer agent for the Common Shares.

(g) “Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of Connecticut, the State of Delaware or the State of New York are authorized or obligated by law or executive order to close.

(h) “Certificate of Incorporation” shall mean the Certificate of Incorporation of the Company, as may be amended from time to time, as filed with the Office of the Secretary of State of the State of Delaware.

(i) “Close of Business” on any given date shall mean 5:00 p.m., New York City time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 p.m., New York City time, on the next succeeding Business Day.

(j) “Common Share Equivalents” shall have the meaning set forth in Section 11(a)(iv).

(k) “Common Shares” shall mean the shares of common stock, par value $1.00 per share, of the Company, except that “Common Shares” when used with reference to any Person other than the Company, shall mean the class or series of capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

(l) “Company” shall have the meaning set forth in the preamble hereof.

(m) “Counterparty” shall have the meaning set forth in Section 1(p).

(n) “current per share market price” shall have the meaning set forth in Section 11(d).

(o) “Current Value” shall have the meaning set forth in Section 11(a)(iv).

(p) “Derivatives Contract” shall mean a contract between two parties (the “Receiving Party” and the “Counterparty”) that is designed to produce economic benefits and risks to the Receiving Party that correspond substantially to the ownership by the Receiving Party of a number of Common Shares specified or referenced in such contract (the number corresponding to such economic benefits and risks, the “Notional Common Shares”), regardless of whether (i) obligations under such contract are required or permitted to be settled through the delivery of cash, Common Shares or other property or (ii) such contract conveys any voting rights in Common Shares, without regard to any short or similar position under the same or any other Derivatives Contract. For the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority shall not be deemed to be Derivatives Contracts.

(q) “Distribution Date” shall have the meaning set forth in Section 3(a).

(r) “equivalent preferred shares” shall have the meaning set forth in Section 11(b).

(s) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(t) “Exchange Ratio” shall have the meaning set forth in Section 24(a).

(u) “Exempt Person” shall mean the Company or any of its Subsidiaries (in each case including in any fiduciary capacity), any employee benefit plan of the Company or of any Subsidiary of the Company or any entity or trustee holding (or acting in a fiduciary capacity in respect of) Common Shares for or pursuant to the terms of any such plan or for the purpose of funding any such plan or other benefits for employees of the Company or of any Subsidiary of the Company.

(v) “Expiration Date” shall mean the time that is the earliest of (i) the Final Expiration Date, (ii) the Close of Business on the Redemption Date, and (iii) the time at which the Rights are exchanged as provided in Section 24.

(w) “Final Expiration Date” shall mean the Close of Business on the day before the first anniversary of the date hereof.

(x) “Flip-In Date” shall mean any Stock Acquisition Date or such later date as the Board of Directors of the Company may from time to time fix by resolution adopted prior to the Flip-In Date that would otherwise have occurred.

(y) “Flip-In Event” shall have the meaning set forth in Section 11(a)(ii).

(z) “Flip-Over Event” shall have the meaning set forth in Section 13(a).

(aa) “Nasdaq” shall mean The Nasdaq Stock Market LLC.

(bb) “Notional Common Shares” shall have the meaning set forth in Section 1(p).

(cc) “NYSE” shall mean the New York Stock Exchange, Inc.

(dd) “Passive Institutional Investor” shall mean a Person who or which is entitled to file, and files, a statement on Schedule 13G (“Schedule 13G”) pursuant to Rule 13d-1(b) or Rule 13d-1(c) of the General Rules and Regulations under the Exchange Act as in effect at the time of the public announcement of this Rights Agreement with respect to the Common Shares Beneficially Owned by such Person, but only so long as (i) such Person is eligible to report such ownership on Schedule 13G under the Exchange Act (or any comparable or successor report), and (ii) such Person has not reported and is not required to report such ownership on Schedule 13D under the Exchange Act (or any comparable or successor report) and such Person does not hold Common Shares on behalf of any other Person who is required to report Beneficial Ownership of Common Shares on such Schedule 13D; provided, however, that if a formerly Passive Institutional Investor should report or become required to report Beneficial Ownership of Common Shares on Schedule 13D, then that formerly Passive institutional Investor will not be deemed to be or to have become an Acquiring Person if (A) at the time it reports or becomes required to report Beneficial Ownership of Common Shares on Schedule 13D, that formerly Passive Institutional Investor has Beneficial Ownership of less than 10% of the Common Shares then outstanding, (B) (1) it divests as promptly as practicable (but in any event not later than ten (10) days after becoming required to report on Schedule 13D) Beneficial Ownership of a sufficient number of Common Shares so that it would no longer be an “Acquiring Person”, and (2) prior to reducing its Beneficial Ownership of Common Shares then outstanding to below 10%, it does not increase its Beneficial Ownership of Common Shares then outstanding (other than by reason of share purchases by the Company) above such Person’s lowest Beneficial Ownership of Common Shares then outstanding at any time during such ten (10) day period, or (C) it takes any and all action necessary to, as promptly as practicable (but in any event not later than ten (10) days after becoming required to report on Schedule 13D), become eligible to file, and files, a Schedule 13G.

(ee) “Person” shall mean any individual, firm, corporation, limited liability company, partnership (including any general, limited or other partnership), trust, association, joint venture, unincorporated organization or other entity, and shall include any successor (by merger or otherwise) of such entity, as well as any group under rule 13d-5(b)(1) of the Exchange Act.

(ff) “Principal Party” shall have the meaning set forth in Section 13(b).

(gg) “Purchase Price” shall initially be $200 and shall be subject to adjustment from time to time as provided in Section 11 and 13.

(hh) “Receiving Party” shall have the meaning set forth in Section 1(p).

(ii) “Record Date” shall have the meaning set forth in the recitals hereof.

(jj) “Redemption Date” shall mean the time at which the Rights are redeemed as provided in Section 23.

(kk) “Redemption Price” shall have the meaning set forth in Section 23(a).

(ll) “Right” shall have the meaning set forth in the recitals hereof.

(mm) “Right Certificate” shall have the meaning set forth in Section 3(a).

(nn) “Rights Agent” shall have the meaning set forth in the preamble hereof.

(oo) “Rights Agreement” shall have the meaning set forth in the preamble hereof.

(pp) “Securities Act” shall have the meaning set forth in Section 9(b).

(qq) “Security” shall have the meaning set forth in Section 11(d).

(rr) “Signature Guarantee” shall have the meaning set forth in Section 6(a).

(ss) “Spread” shall have the meaning set forth in Section 11(a)(iv).

(tt) “Stock Acquisition Date” shall mean the first date of public announcement by the Company that a Person has become an Acquiring Person, which announcement makes express reference to such status as an Acquiring Person pursuant to this Rights Agreement.

(uu) “Subsidiary” of any Person means any firm, corporation, partnership, limited liability company, joint venture, business trust, trust, association, syndicate or other entity (whether or not incorporated) of which an amount of voting securities sufficient to elect a majority of the directors or Persons having similar authority, or a majority of the equity or ownership interests, is Beneficially Owned, directly or indirectly, by such Person, or any firm, corporation, partnership, limited liability company, joint venture, business trust, trust, association, syndicate or other entity (whether or not incorporated) otherwise controlled by such Person.

(vv) “Substitution Period” shall have the meaning set forth in Section 11(a)(iv).

(ww)     “Trading Day” shall have the meaning set forth in Section 11(d).

(xx) “Trust” shall have the meaning set forth in Section 24(d).

(yy) “Trust Agreement” shall have the meaning set forth in Section 24(d).

Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as rights agent for the Company in accordance with the express terms and conditions hereof (and no implied terms and conditions), and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable, upon ten (10) days’ prior written notice to the Rights Agent (the term “Rights Agent” being used herein to refer, collectively, to the Rights Agent, together with any such co-rights agents). In the event the Company appoints one or more co-rights agents, the respective duties of the Rights Agent and any co-rights agents shall be as the Company shall reasonably determine, provided, that such duties are consistent with the terms and provisions of this Rights Agreement and that contemporaneously with such appointment, the Company shall provide written notice thereof to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-rights agents.

Section 3. Issue of Right Certificates.

(a) Until the Close of Business on the next Business Day following the earlier of (i) the Flip-In Date or (ii) the tenth (10th) Business Day after the date (prior to such time as any Person becomes an Acquiring Person), if any, as may be determined by action of the Board of Directors of the Company after the date of the commencement by any Person (other than an Exempt Person) of, or of the first public announcement of the intention of any Person (other than an Exempt Person) to commence, a tender or exchange offer the consummation of which would result in any Person (other than an Exempt Person) becoming an Acquiring Person (the earlier of such dates being herein referred to as the “Distribution Date”) (provided, that if either of such dates occurs after the date of this Rights Agreement and on or prior to the Record Date, then the Distribution Date shall be the Record Date; provided, further, that if such tender or exchange offer is terminated prior to the occurrence of a Distribution Date and not subsequently recommenced, then no Distribution Date shall occur as a result of such tender or exchange offer), (A) the Rights will be evidenced (subject to the provisions of Section 3(b) and Section 3(c)) by the certificates for Common Shares registered in the names of the holders thereof (or, in the case of Book-Entry shares, by notation in Book-Entry accounts that evidences record ownership for Common Shares (which certificates and Book-Entry Common Shares, as applicable, will also be deemed to be Right Certificates (as defined below)) and not by separate Right Certificates, and (B) the right to receive Rights will be transferable only in connection with the transfer of Common Shares. The Company shall promptly send the Rights Agent written notice of the Distribution Date and, if such notification is given orally, the Company shall confirm the same in writing within two (2) Business Days. Until such written notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (or the Rights Agent will, if requested to do so by the Company and provided with all necessary documentation and information, in form and substance reasonably satisfactory to the Rights Agent, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares as of the Distribution Date (other than any Acquiring Person or any Affiliate or Associate of an Acquiring Person), at the address of such holder shown on the records of the Company or the transfer agent or registrar for the Common Shares, one or more Right certificate(s), in substantially the form of Exhibit A (a “Right Certificate”), evidencing one Right for each Common Share so held (subject to adjustment as provided herein); provided, that the Rights may instead be recorded by notation in Book-Entry accounts that evidences record ownership for Common Shares, in which case such Book-Entry Common Shares or other evidence of ownership shall be deemed to be Right Certificates for all purposes of this Rights Agreement; provided, further, that all procedures relating to actions to be taken or information to be provided with respect to such Rights recorded in Book-Entry form, and all requirements with respect to the form of any Right Certificate set forth in this Rights Agreement, may be modified as necessary or appropriate to reflect Book-Entry ownership. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

(b) The Company will make available, or cause to be made available, as promptly as practicable on or following the Record Date, a summary of Rights, in substantially the form of Exhibit B, to any holder of Rights who may so request from time to time prior to the Expiration Date. Until the Distribution Date (or the earlier Expiration Date), the surrender for transfer of any certificate for Common Shares in respect of which Rights have been issued, shall also constitute the transfer of the Rights associated with such Common Shares, and the registration of transfer of ownership of any Book-Entry Common Shares in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with the Common Shares the ownership of which is so transferred.

(c) Rights shall be issued in respect of, and associated with, Common Shares outstanding as of the Record Date and each additional Common Share that shall become outstanding after the Record Date but prior to the Distribution Date (or the earlier Expiration Date). In addition, in connection with the issuance or sale by the Company of Common Shares following the Distribution Date and prior to the Expiration Date, the Company (i) shall, with respect to Common Shares so issued or sold (A) pursuant to the exercise of stock options or under any employee plan or arrangement or (B) upon the exercise, conversion or exchange of other securities issued by the Company prior to the Distribution Date, and (ii) may, in any other case, if deemed appropriate by the Board of Directors, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, that no such Right Certificate shall be issued (A) if, and to the extent that, the Company is advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, (B) if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof or (C) to any Acquiring Person or any Affiliate or Associate of any Acquiring Person. Certificates issued for Common Shares after the Record Date but prior to the Distribution Date (or the earlier Expiration Date) shall substantially bear the following legend:

This certificate also evidences and entitles the holder hereof to certain rights as set forth in that certain Rights Agreement, dated as of October 14, 2025, by and between Sturm, Ruger & Company, Inc. (the “Company”) and Computershare Trust Company, N.A. (or any successor Rights Agent) (as the same may be amended or supplemented from time to time, the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights (as defined in the Rights Agreement) will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights owned by or transferred to any Person who is or becomes an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement), including such Rights held by a subsequent holder, may become null and void and may no longer be transferable.

With respect to any Common Shares held in Book-Entry form, such legend in substantially similar form (except that any references to “this certificate” contained therein shall be replaced by the phrase “this statement”) shall be included in any written notice or statement or confirmation sent to the record holder of such shares in accordance with applicable law. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date (or the earlier Expiration Date), any Rights associated with such Common Shares shall be deemed cancelled and retired such that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding. Notwithstanding this Section 3(c), neither the omission of a legend nor the failure to deliver the notice of such legend required hereby shall affect the enforceability of any part of this Rights Agreement or the rights of any holder of the Rights.

Section 4. Form of Right Certificates. The Right Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall be substantially in the same form of Exhibit A and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Rights Agreement (but which do not adversely affect the rights, duties, liabilities, protections or responsibilities of the Rights Agent hereunder), or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or interdealer quotation system on which the Rights may from time to time be listed or quoted, or to conform to usage. Subject to the provisions of this Rights Agreement, the Right Certificates shall entitle the holders thereof to purchase such number of Common Shares as shall be set forth therein at the Purchase Price set forth therein, but the number of Common Shares (or other securities, cash or other assets, as the case may be) and the Purchase Price shall be subject to adjustment as provided herein.

Section 5. Countersignature and Registration.

(a) The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board of Directors, its Chief Executive Officer, President, any of its Vice Presidents (regardless of designation) or its Treasurer, either manually or by facsimile or other electronic signature, shall have affixed thereto the Company’s seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Company, or by such officers of the Company as the Board of Directors shall designate, either manually or by facsimile or other electronic signature. Upon the written request of the Company, the Right Certificates shall be countersigned by an authorized signatory of the Rights Agent, either manually or by facsimile or other electronic signature, and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the Person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate although at the date of the execution of this Rights Agreement any such Person was not such an officer. In case any authorized signatory of the Rights Agent who has countersigned any Right Certificate ceases to be an authorized signatory of the Rights Agent before issuance and delivery by the Company, such Right Certificate, nevertheless, may be issued and delivered by the Company with the same force and effect as though the person who countersigned such Right Certificate had not ceased to be an authorized signatory of the Rights Agent; and any Right Certificate may be countersigned on behalf of the Rights Agent by any person who, at the actual date of the countersignature of such Right Certificate, is properly authorized to countersign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not so authorized.

(b) Following the Distribution Date and receipt by the Rights Agent of written notice to that effect and all other relevant documentation and information referred to in this Rights Agreement, the Rights Agent will keep or cause to be kept, at its office designated for such purpose, books for the registration, and registration of transfer, of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective registered holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates, the certificate number of each of the Right Certificates and the date of each of the Right Certificates.

Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

(a) Subject to the provisions of Section 14, at any time after the Distribution Date, and prior to the Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become null and void pursuant to Section 11(a)(ii) or that have been exchanged pursuant to Section 24) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates entitling the registered holder to purchase a like number of Common Shares or other securities, cash or other assets, as the case may be (subject to adjustment as provided herein) as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender, together with any required form of assignment and certificate duly executed and properly completed, the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. The Right Certificates are transferable only on the registry books of the Rights Agent. Notwithstanding anything in this Rights Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to the transfer of any such surrendered Right Certificates until such registered holder shall have (i) properly completed and duly executed the certificate contained in the form of assignment set forth on the reverse side of such Right Certificate (which shall be accompanied by a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association (a “Signature Guarantee”), and any further and other documentation as the Company or the Rights Agent may reasonably request, including other reasonable evidence of authority that may be reasonably required by the Rights Agent), and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof, or of any other Person with which such Beneficial Owner or any of such Beneficial Owner’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting or disposing of any securities of the Company, as the Company or the Rights Agent may reasonably request. Thereupon the Rights Agent shall, subject to Section 7(e), 14 and 24, countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates. If and to the extent the Company does require payment of any such taxes or charges, the Company shall give the Rights Agent prompt written notice thereof and the Rights Agent shall not deliver any Right Certificate unless and until it is reasonably satisfied that all such payments have been made, and the Rights Agent shall promptly forward any such sums collected by it to the Company or to such Person(s) as the Company shall specify by written notice. The Rights Agent shall have no duty or obligation to take any action under any section of this Rights Agreement which requires the payment of applicable taxes and/or governmental charges unless and until it is reasonably satisfied that all such taxes and/or governmental charges have been paid.

(b) At any time after the Distribution Date and prior to the Expiration Date, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate (other than Right Certificates representing Rights that have become null and void pursuant to Section 11(a)(ii) or that have been exchanged pursuant to Section 24), and, in case of loss, theft or destruction, of indemnity, including an open penalty surety bond, or security reasonably satisfactory to them, along with such further and other documentation as the Company or the Rights Agent may reasonably request, and, at the Company’s or the Rights Agent’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will prepare, execute and deliver, the Rights Agent will countersign, and the Company will send or cause to be sent (or the Rights Agent will, if requested to do so by the Company, send), a new Right Certificate of like tenor to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

(a) Except as otherwise provided herein, the registered holder of any Right Certificate may exercise the Rights evidenced thereby, in whole or in part, upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof properly completed and duly executed (which shall be accompanied by a Signature Guarantee and such other documentation as the Rights Agent may reasonably request), to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one (1) Common Share (or other securities, cash or other assets, as the case may be) as to which the Rights are exercised and an amount equal to any applicable tax or charge required to be paid under Section 9 (subject to adjustment as provided herein), at any time after the Distribution Date and at or prior to the Expiration Date. Except for those provisions herein that expressly survive the termination of this Rights Agreement, this Rights Agreement shall terminate at such time as the Rights are no longer exercisable hereunder.

(b) The Purchase Price shall be payable in lawful money of the United States of America in accordance with Section 7(c).

(c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and certification properly completed and duly executed, accompanied by a Signature Guarantee and payment of the aggregate Purchase Price for the total number of one (1) Common Share to be purchased and an amount equal to any applicable transfer tax or governmental charge required to be paid by the holder of such Right Certificate in accordance with Section 9 in cash or by certified check, cashier’s check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly: (i) (A) requisition from any transfer agent for the Common Shares (or make available, if the Rights Agent is the transfer agent therefor) certificates (or make a Book-Entry notation) for the total number of Common Shares to be purchased and the Company hereby irrevocably authorizes any such transfer agent to comply with all such requests or (B) if the Company shall have elected to deposit the total number of Common Shares issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing interests in such number of Common Shares as are to be purchased (in which case certificates for the Common Shares represented by such receipts shall be deposited by the transfer agent for the Common Shares with such depositary agent) and the Company hereby directs such depositary agent to comply with such request; (ii) when necessary to comply with this Rights Agreement, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 or otherwise in accordance with Section 11(a)(iv); (iii) after receipt of such certificates or depositary receipts (or confirmations or written notices that a Book-Entry notation has been made) cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder; and (iv) when necessary to comply with this Rights Agreement, after receipt, promptly deliver such cash referred to in clause (ii) above to or upon the order of the registered holder of such Right Certificate. In the event that the Company is obligated to issue other securities of the Company, pay cash and/or distribute other assets of the Company pursuant to Section 11(a)(iv), the Company will make all arrangements necessary so that such other securities, cash and/or other assets are available for distribution by the Rights Agent, if and when necessary to comply with this Rights Agreement, and until so received, the Rights Agent shall have no duties or obligations with respect to such cash and/or other assets.

(d) In case the registered holder of any Right Certificate shall properly exercise less than all Rights evidenced thereby, a new Right Certificate evidencing the number of Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to such holder’s duly authorized assigns, subject to the provisions of Section 14.

(e) Notwithstanding anything in this Rights Agreement to the contrary, (i) the Rights shall not in any event become exercisable pursuant to any provision of this Rights Agreement prior to the Distribution Date and (ii) neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported transfer or exercise of Rights pursuant to Section 6 or this Section 7 unless such registered holder shall, in addition to having complied with the requirements of Section 7(a), have (A) properly completed and duly executed the certificate contained in the form of assignment or form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such transfer or exercise (which shall be accompanied by a Signature Guarantee) and (B) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof, or of any other Person with which such Beneficial Owner or any of such Beneficial Owner’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting or disposing of any securities of the Company, as the Company or the Rights Agent may reasonably request.

Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. At the expense of the Company, the Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request and expense of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company. Subject to applicable laws and regulations, the Rights Agent shall maintain records of all canceled or destroyed Right Certificates in accordance with its record retention policies and procedures then in effect. The Rights Agent shall maintain such electronic records for the term of this Agreement and any additional time-period required by applicable law and regulation. Upon written request of the Company, the Rights Agent shall provide to the Company or its designee copies of such electronic records relating to Right Certificates canceled or destroyed by the Rights Agent and shall certify to the Company the accuracy of such records.

Section 9. Availability of Capital Stock.

(a) The Company covenants and agrees that it will pay when due and payable any and all transfer taxes and other governmental charges which may be payable in respect of the issuance or delivery of the Right Certificates and of any certificates (or Book-Entry) for Common Shares (and/or other securities) upon the exercise or exchange of Rights. The Company shall not, however, be required to pay any transfer tax or other governmental charge which may be payable in respect of any transfer, issuance or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for (or the Book-Entry registration of) Common Shares (and/or other securities) in respect of a name other than that of the registered holder of the applicable Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts (or Book-Entry) for Common Shares (and/or other securities) upon the exercise of any Rights until any such transfer tax or other governmental charge shall have been paid (any such tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s and the Rights Agent’s satisfaction that no such transfer tax or other governmental charge is due.

(b) The Company shall use its reasonable best efforts to (i) file on the appropriate form, as soon as practicable following the earliest date after the first occurrence of a Distribution Date on which the consideration to be delivered by the Company upon exercise of the Rights has been determined pursuant to Section 11(a)(iv), or as required by applicable law, a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities purchasable upon exercise of the Rights, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the Final Expiration Date. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(b), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Prior to such suspension, the Company will inform the Rights Agent in writing of the suspension. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. The Company shall notify the Rights Agent whenever it makes a public announcement pursuant to this Section 9(b) and shall give the Rights Agent a copy of such announcement. The Company shall use its reasonable best efforts to take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights and, to the extent required to allow the exercise thereof after the Distribution Date, to effect a listing thereof in any jurisdiction in which the Company’s Common Shares are listed or admitted to trading on a recognized securities exchange. Notwithstanding any provision of this Rights Agreement to the contrary, the Rights shall not be exercisable, and the Company and the Rights Agent shall not be obligated to deliver Right Certificates in any jurisdiction if the requisite registration or qualification or similar requirement of law in such jurisdiction shall not have been obtained, the exercise or distribution thereof shall not be permitted under applicable law or a legally required registration statement (or similar document) shall not have been declared effective.

Section 10. Common Shares Record Date. Each Person in whose name any certificate (or Book-Entry) for Common Shares (and/or other securities, cash or other assets, as the case may be) is issued (or registered) upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares (or Common Shares and/or other securities) represented thereby on, and such certificate (or Book-Entry) shall be dated the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes or governmental charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the applicable transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate (or Book-Entry) shall be dated, the next succeeding Business Day on which the applicable transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Common Shares for which the Rights shall be exercisable, including the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number of Common Shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a) In the event the Company shall at any time after the date of this Rights Agreement (A) declare and pay a dividend on the Common Shares payable in Common Shares, (B) subdivide the outstanding Common Shares, (C) combine the outstanding Common Shares into a smaller number of Common Shares or (D) issue any shares of its capital stock in a reclassification of the Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable upon the exercise of each Right, shall be proportionately adjusted so that the holder of one Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Common Share transfer books of the Company were open, such holder would have owned upon such exercise and would have been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, the adjustment required pursuant to Section 11(a)(ii). In no event shall the consideration payable upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.

(ii) Subject to Section 7, Section 23 and Section 24, at any time after the date of this Rights Agreement, in the event any Flip-In Date shall occur, then, from and after the first occurrence of such event (a “Flip-In Event”), each registered holder of a Right, except as otherwise provided in this Section 11(a)(ii) and (iv), shall thereafter have a right to receive, upon exercise thereof at a price per Right equal to the Purchase Price in effect immediately prior to the Flip-In Event multiplied by the number of Common Shares for which a Right is then exercisable, in accordance with the terms of this Rights Agreement, such number of Common Shares (the “Adjustment Shares”) as shall equal the result obtained by (A) multiplying the Purchase Price in effect immediately prior to the Flip-In Event by the number of Common Shares for which a Right was exercisable immediately prior to such Flip-In Event, and dividing that product by (B) 50% of the then current per share market price of the Common Shares (determined pursuant to Section 11(d)) on the date of such Flip-In Event; provided, however, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13, then only the provisions of Section 13 shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii). Notwithstanding anything in this Rights Agreement to the contrary, from and after the occurrence of a Flip-In Event, any Rights that are or were acquired or Beneficially Owned by (1) any Acquiring Person (or any Affiliate or Associate of any Acquiring Person), (2) a transferee of any Acquiring Person (or of any Affiliate or Associate of any Acquiring Person) who becomes a transferee after the Flip-In Event, or (3) a transferee of any Acquiring Person (or of any Affiliate or Associate of any Acquiring Person) who becomes a transferee prior to or concurrently with the Flip-In Event and who receives such Rights pursuant to either (I) a transfer (whether or not for consideration) from such Acquiring Person (or any such Affiliate or Associate) to holders of equity interests in such Acquiring Person (or any such Affiliate or Associate) or to any Person with whom such Acquiring Person (or any such Affiliate or Associate) has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights or (II) a transfer which the Board of Directors has determined is part of a plan, agreement, arrangement or understanding (whether or not in writing) which has as a primary purpose or effect of avoiding the provisions of this Section 11(a)(ii), and subsequent transferees, either direct transferees or transferees through one or more intermediate transferees, of such Persons, shall be null and void without any further action and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights under any provision of this Rights Agreement. The Company shall use reasonable best efforts to ensure that the provisions of this Section 11(a)(ii) are complied with, but shall have no liability to any holder of Rights as a result of its failure to make any determinations with respect to an Acquiring Person or an Affiliate or Associate of an Acquiring Person or its or their transferees hereunder. From and after the Flip-In Event, no Right Certificate shall be issued pursuant to Section 3, 6, 7(d) or 11(i) that represents Rights that are or have become null and void pursuant to the provisions of this Section 11(a)(ii), and any Right Certificate delivered to the Rights Agent that represents Rights that are or have become null and void pursuant to the provisions of this Section 11(a)(ii) shall be cancelled.

(iii) If a holder would, but for Section 11(a)(ii), be entitled to receive upon exercise of a Right a number of shares that would otherwise result in such holder becoming an Acquiring Person (or, in the case of an existing Acquiring Person, becoming the Beneficial Owner of one or more additional Common Shares) (such shares, the “Excess Shares”), then, the Board of Directors may elect, in its sole discretion, that in lieu of receiving such Excess Shares and to the extent permitted by applicable law or orders applicable to the Company, such holder will be entitled to receive only an amount in cash or, at the election of the Company, a note or other evidence of indebtedness maturing within nine (9) months with a principal amount, equal to the current market price of a Common Share at the Close of Business on the Trading Day following the date of exercise multiplied by the number of Excess Shares that would otherwise have been issuable to such holder. The Company shall provide the Rights Agent with written notice of the identity of any such Acquiring Person, Affiliate, Associate or the nominee or transferee of any of the foregoing, and the Rights Agent may rely on such notice in carrying out its duties under this Rights Agreement and shall be deemed not to have any knowledge of the identity of any such Acquiring Person, Affiliate, Associate, or the nominee or transferee of any of the foregoing, unless and until it has received such notice.

(iv) In the event the number of Common Shares authorized by the Company’s Certificate of Incorporation, but not outstanding or reserved for issuance for purposes other than upon the exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with Section 11(a)(ii), the Company, with respect to each Right and to the extent necessary and permitted by applicable law and any agreements or instruments in effect on the date of this Rights Agreement to which it is a party, shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”) over (2) the Purchase Price (such excess, the “Spread”), and (B) with respect to each Right (other than Rights that have become null and void pursuant to Section 11(a)(ii) or exchanged pursuant to Section 24), make adequate provision to substitute for the Adjustment Shares, upon exercise of a Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) other capital stock or equity securities of the Company (including shares, or units of shares, of preferred stock, that the Board of Directors has deemed to have substantially the same value or economic rights as Common Shares (such shares or units of shares of preferred stock, “Common Share Equivalents”)), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, which, when added to the value of the Common Shares issued upon exercise of the Right, shall have an aggregate value (as determined by the Board of Directors) equal to the Current Value (less the amount of any reduction in the Purchase Price); provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the first occurrence of a Distribution Date, then the Company shall deliver, to the extent necessary and permitted by applicable law and any agreements or instruments in effect on the date of this Rights Agreement to which it is a party, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, (x) Common Shares (to the extent available), and then, if necessary, (y) Common Share Equivalents (to the extent available) and then, if necessary, (z) other equity or debt securities of the Company, cash or other assets or any combination of the foregoing, in any case having an aggregate value (as determined by the Board of Directors) equal to the Spread. If, upon the occurrence of the Flip-In Event, the Board of Directors shall determine that it is likely that sufficient additional Common Shares could be authorized for issuance upon exercise in full of the Rights, then, if the Board of Directors so elects, the 30-day period set forth above (such period, as it may be extended, the “Substitution Period”) may be extended to the extent necessary, but not more than ninety (90) days following the first occurrence of a Distribution Date, in order to permit the Company to seek any stockholder approval required for the authorization of such additional shares. To the extent that the Company determines that some action should be taken pursuant to the preceding two sentences of this (iv), the Company (I) shall provide, subject to Section 11(a)(ii), that such action shall apply uniformly to all outstanding Rights, and (II) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek stockholder approval for such authorization of additional shares and/or to decide the appropriate form and value of any consideration to be delivered. If any such suspension occurs, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect, in each case with simultaneous written notice to the Rights Agent. For purposes of this (iv), the per share value of the Common Shares shall be the current per share market price of Common Shares (as determined pursuant to Section 11(d)) on the date of the first occurrence of a Flip-In Event, and the per share or per unit value of any Common Share Equivalent shall be deemed to have the same value as the Common Shares on such date.

(b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all registered holders of Common Shares entitling them (for a period expiring within forty five (45) days after such record date) to subscribe for or purchase Common Shares (or shares having the same rights, privileges and preferences as the Common Shares (“equivalent preferred shares”)) or securities convertible into Common Shares or equivalent preferred shares at a price per Common Share or equivalent preferred share (or having a conversion price per share, if a security convertible into equivalent preferred shares) less than the then current per share market price of the Common Shares on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date plus the number of Common Shares which the aggregate offering price of the total number of Common Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current per share market price, and the denominator of which shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in the form of consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent, shall be binding on the Rights Agent and holders of the Rights and shall be conclusive for all purposes. Common Shares owned by or held for the account of the Company or any of its Subsidiaries shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed and, in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c) In case the Company shall fix a record date for the making of a distribution to all registered holders of the Common Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Common Shares), convertible securities or subscription rights, options or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Common Shares on such record date, less the fair market value (as determined by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent, shall be binding on the Rights Agent and holders of the Rights and shall be conclusive for all purposes) of the portion of the evidences of indebtedness or assets so to be distributed or of such convertible securities or subscription rights or warrants applicable to one Common Share, and the denominator of which shall be such current per share market price of the Common Shares; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed and, in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(d) For the purpose of any computation hereunder, the “current per share market price” of any security (a “Security” for the purpose of this Section 11(d)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the thirty (30) consecutive Trading Days immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of thirty (30) Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Security is not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market as reported by any system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices, as furnished by a professional market maker making a market in the Security selected by the Board of Directors. If on any such date no such market maker is making a market in the Security, the fair value of the Security on such date as determined by the Board of Directors shall be used, which determination shall be described in a statement filed with the Rights Agent, shall be binding on the Rights Agent and holders of the Rights and shall be conclusive for all purposes. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

(e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest Common Share or one-thousandth of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the Expiration Date.

(f) If, as a result of an adjustment made pursuant to Section 11(a), the registered holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Common Shares, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in Sections 11(a) through (c), inclusive, Sections 11(e), 11(h), 11(i), and 11(m) and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Common Shares shall apply on like terms to any such other shares.

(g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Common Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and 11(c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Common Shares (calculated to the nearest one-thousandth of a Common Share) obtained by (i) multiplying (A) the number of Common Shares covered by a Right immediately prior to this adjustment by (B) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights in substitution for any adjustment in the number of Common Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of Common Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one millionth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(j) Irrespective of any adjustment or change in the Purchase Price or the number of Common Shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of Common Shares which were expressed in the initial Right Certificates issued hereunder, but, nevertheless, shall represent the Rights as so adjusted.

(k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the Common Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Shares at such adjusted Purchase Price.

(l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the registered holder of any Right exercised after such record date of the Common Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Common Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that, it, in its sole discretion, shall determine to be advisable in order that any consolidation or subdivision of the Common Shares, issuance wholly for cash of any Common Shares at less than the current market price, issuance wholly for cash of Common Shares or securities which by their terms are convertible into or exchangeable for Common Shares, dividends on Common Shares payable in Common Shares or issuance of rights, options or warrants referred to in Section 11(b), hereafter made by the Company to holders of its Common Shares shall not be taxable to such holders.

(n) In the event that at any time after the date of this Rights Agreement and prior to the Distribution Date, the Company shall (i) declare and pay any dividend on the Common Shares payable in Common Shares, or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then, in each such case, the number of Rights associated with each Common Share then outstanding, or issued or delivered thereafter, shall be proportionately adjusted so that the number of Rights thereafter associated with each Common Share following any such event shall equal the result obtained by multiplying the number of Rights associated with each Common Share immediately prior to such event by a fraction the numerator of which is the number of Common Shares outstanding immediately before such event, and the denominator of which is the number of Common Shares outstanding immediately after such event. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or 13, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief but reasonably detailed statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares a copy of such certificate and (c) if a Distribution Date has occurred, mail a brief summary thereof to each registered holder of a Right Certificate in accordance with Section 25. Notwithstanding the foregoing sentence, the failure of the Company to make such certification or give such notice, or any defect therein, shall not affect the validity of the requirement for such adjustment. Any adjustment to be made pursuant to Section 11 or 13 shall be effective as of the date of the event giving rise to such adjustment. The Rights Agent shall be entitled to rely, and shall be fully protected in relying, on any such certificate and on any adjustment or statement contained therein and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, any such adjustment or event unless and until it shall have received such certificate.

Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

(a) In the event, directly or indirectly, at any time after the Flip-In Event (x) the Company shall effect a share exchange, consolidate with, or merge with and into, any other Person, (y) any Person shall effect a share exchange, consolidate with the Company, or merge with and into the Company, and the Company shall be the continuing or surviving corporation of such share exchange, consolidation or merger and, in connection with such transaction, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of the Company or of any other Person, cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person (other than the Company or one or more of its wholly owned Subsidiaries) (each of the events described in clauses (x) through (z), a “Flip-Over Event”), then upon the first occurrence of such event, proper provision shall be made so that:

(i) each registered holder of a Right (other than Rights which have become null and void pursuant to Section 11(a)(ii)) shall thereafter have the right to receive, upon the exercise thereof at a price per Right equal to the Purchase Price in effect immediately prior to the Flip-Over Event multiplied by the number of Common Shares for which a Right is then exercisable, in accordance with the terms of this Rights Agreement and in lieu of Common Shares, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable Common Shares of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of Common Shares for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Common Shares of such Principal Party (determined pursuant to Section 11(d)) on the date of consummation of such Flip-Over Event; provided, however, that the Purchase Price and the number of Common Shares of such Principal Party so receivable upon exercise of a Right shall thereafter be subject to further adjustment as appropriate in accordance with Section 11(f) to reflect any events covered thereby occurring in respect of such Common Shares of such Principal Party after the occurrence of such Flip-Over Event;

(ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Flip-Over Event, all obligations and duties of the Company pursuant to this Rights Agreement;

(iii) the term “Company” shall thereafter be deemed to refer to such Principal Party; and

(ii) such Principal Party shall take such steps (including the reservation of a sufficient number of its Common Shares in accordance with Section 9) in connection with such consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights; provided, that upon the subsequent occurrence of any consolidation, merger, sale or transfer of assets or other extraordinary transaction in respect of such Principal Party, each registered holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price as provided in this Section 13(a), such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had such holder, at the time of such transaction, owned Common Shares of the Principal Party receivable upon the exercise of a Right pursuant to this Section 13(a), and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property.

(b) “Principal Party” shall mean:

(i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a): (A) the Person that is the issuer of the securities into which the Common Shares are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of the Common Shares of which have the greatest aggregate market value of shares outstanding, or (B) if no securities are so issued, (x) the Person that is the other party to the merger or consolidation, if such Person survives said merger or consolidation, or, if there is more than one such Person, the Person the Common Shares of which have the greatest aggregate market value of shares outstanding or (y) if the Person that is the other party to the merger or consolidation does not survive the merger or consolidation, the Person that does survive the merger or consolidation (including the Company if it survives), or (z) the Person resulting from the consolidation; and

(ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons is the issuer of Common Shares having the greatest aggregate market value of shares outstanding;

provided, however, that in any such case described in the foregoing clause  (b)(i) or (b)(ii), if the Common Shares of such Person is not at such time or has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, then (1) if such Person is a direct or indirect Subsidiary of another Person the Common Shares of which is and has been so registered, the term “Principal Party” shall refer to such other Person, or (2) if such Person is a direct or indirect Subsidiary of more than one Person the Common Shares of all of which is and has been so registered, the term “Principal Party” shall refer to whichever of such Persons is the issuer of Common Shares having the greatest aggregate market value of shares outstanding, or (3) if such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (1) and (2) above shall apply to each of the owners having an interest in the venture as if the Person owned by the joint venture was a Subsidiary of both or all of such joint venturers, and the Principal Party in each such case shall bear the obligations set forth in this Section 13 in the same ratio as its interest in such Person bears to the total of such interests.

(c) The Company shall not consummate any such Flip-Over Event unless prior thereto the Company and the Principal Party involved therein shall have executed and delivered to the Rights Agent an agreement confirming that the requirements of Sections 13(a) and (b) shall promptly be performed in accordance with their terms and that such Flip-Over Event shall not result in a default by the Principal Party under this Rights Agreement as the same shall have been assumed by the Principal Party pursuant to Sections 13(a) and (b) and providing that, as soon as practicable after executing such agreement pursuant to this Section 13, the Principal Party will:

(i) prepare and file a registration statement under the Securities Act, if necessary, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its reasonable best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its reasonable best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date and similarly comply with applicable state securities laws;

(ii) use its reasonable best efforts, if the Common Shares of the Principal Party shall be listed or admitted to trading on the NYSE, Nasdaq or another national securities exchange, to list or admit to trading (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on the NYSE, Nasdaq or such other national securities exchange, or, if the Common Shares of the Principal Party shall not be listed or admitted to trading on the NYSE, Nasdaq or another national securities exchange, to cause the Rights and the securities receivable upon exercise of the Rights to be authorized for quotation on any other system then in use;

(iii) deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act; and

(iv) obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Shares of the Principal Party subject to purchase upon exercise of outstanding Rights.

(d) In case the Principal Party has a provision in any of its authorized securities or in its certificate of incorporation or bylaws or other instrument governing its affairs, which provision would have the effect of (i) causing such Principal Party to issue (other than to holders of Rights pursuant to this Section 13), in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, Common Shares or Common Share Equivalents of such Principal Party at less than the then current per share market price thereof (determined pursuant to Section 11(d)) or securities exercisable for, or convertible into, Common Shares or Common Share Equivalents of such Principal Party at less than such then current market price, or (ii) providing for any special payment, tax or similar provision in connection with the issuance of the Common Shares of such Principal Party pursuant to the provisions of Section 13, then, in such event, prior to the consummation of such transaction the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been cancelled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

(e) The Company covenants and agrees that it shall not, at any time after the Flip-In Event, enter into any Flip-Over Event if (i) at the time of or immediately after such consolidation, merger, sale, transfer or other transaction there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, (ii) prior to, simultaneously with or immediately after such consolidation, merger, sale, transfer or other transaction, the stockholders of the Person who constitutes, or would constitute, the Principal Party for purposes of Section 13(b) shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates or (iii) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights.

Section 14. Fractional Rights and Fractional Shares.

(a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Rights are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by any system then in use, or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors. If on any such date no such market maker is making a market in the Rights, the current market value of a whole Right shall mean the fair value of the Rights on such date as determined by the Board of Directors, which determination shall be described in a statement filed with the Rights Agent, shall be binding on the Rights Agent and holders of the Rights and shall be conclusive for all purposes.

(b) The Company shall not be required to issue fractions of Common Shares or to distribute certificates or make any Book-Entry notation which evidences fractional Common Shares. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised or exchanged as herein provided an amount of cash equal to the same fraction of the current market value of one Common Share. For the purposes of this Section 14(b), the current market value of a Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)) for the Trading Day immediately prior to the date of such exercise.

(c) The registered holder of a Right by the acceptance of the Right expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as expressly provided above).

(d) Whenever a payment for fractional Rights or fractional Common Shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional Common Shares under any Section of this Rights Agreement relating to the payment of fractional Rights or fractional Common Shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.

Section 15. Rights of Action. All rights of action in respect of this Rights Agreement, except the rights of action given to the Rights Agent under this Rights Agreement, are vested in the respective registered holders of the Right Certificates (or, prior to the Distribution Date, the registered holders of Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of Common Shares), may, in such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Rights Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach by the Company of this Rights Agreement and will be entitled to specific performance of the obligations, and injunctive relief against actual or threatened violations by the Company of its obligations, under this Rights Agreement. Notwithstanding anything in this Rights Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of the Company’s or the Rights Agent’s inability to perform any of their respective obligations under this Rights Agreement by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling (whether interlocutory or final) issued by a court or a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of any such obligations.

Section 16. Agreement of Right Holders(a). Every registered holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other registered holder of a Right that:

(a) prior to the Distribution Date, the Rights will be evidenced by and transferable only in connection with the transfer of Common Shares;

(b) after the Distribution Date, the Rights will be evidenced by Right Certificates and transferable only on the registry books of the Rights Agent pursuant to Section 6; and

(c) the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate or Book-Entry Common Shares) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Shares certificate or Book-Entry Common Shares made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Common Shares or any other securities of the Company which may at any time be issuable on the exercise or exchange of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised or exchanged in accordance with the provisions hereof.

Section 18. Concerning the Rights Agent.

(a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder in accordance with a fee schedule to be mutually agreed upon by and between the Company and the Rights Agent and, from time to time, on demand of the Rights Agent, its reasonable expenses and reasonable fees and expenses of its legal counsel and other disbursements incurred in the preparation, delivery, negotiation, amendment, administration and execution of this Rights Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any and all loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including the reasonable fees and expenses of its legal counsel) that may be paid, incurred or suffered by it, or which it may become subject, without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (which gross negligence, bad faith, or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction), for any action taken, suffered or omitted to be taken by the Rights Agent in connection with the execution of, and acceptance, administration, exercise and performance of its duties under, this Rights Agreement, including the costs and expenses of defending against any claim of liability arising directly or indirectly therefrom. The provisions under this Section 18 and Section 20 below shall survive the exercise or expiration of the Rights and the expiration or termination of this Rights Agreement and the resignation, replacement or removal of the Rights Agent. The reasonable costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company to the extent that the Rights Agent is successful in so enforcing its right of indemnification.

(b) The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Rights Agreement in reliance upon any Right Certificate or certificate (or Book-Entry) for the Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take action in connection therewith unless and until it has received such notice in writing.

(c) The Rights Agent is only liable for its gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction); provided, that the Rights Agent’s aggregate liability during any term of this Rights Agreement with respect to, arising from, or arising in connection with this Rights Agreement, or from all services provided or omitted to be provided under this Rights Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the aggregate amount paid hereunder by the Company to the Rights Agent as fees (but not including reimbursable expenses) during the twelve (12) months immediately preceding the event for which recovery from the Rights Agent is being sought, except for the Rights Agent’s bad faith or willful misconduct.

Section 19. Merger or Consolidation or Change of Name of Rights Agent.

(a) Any entity into or with which the Rights Agent or any successor Rights Agent may be merged, consolidated or combined, any entity resulting from any merger, consolidation or combination to which the Rights Agent or any successor Rights Agent shall be a party, or any entity succeeding to the stock transfer or corporate trust powers of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Rights Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such entity would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. The purchase of all or substantially all of the Rights Agent’s assets employed in the performance of the transfer agent activities shall be deemed a merger or consolidation for purposes of this Section 19. If at the time such successor Rights Agent shall succeed to the agency created by this Rights Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and, if at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

(b) If at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and if at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

Section 20. Duties of Rights Agent. The Rights Agent undertakes only the duties and obligations imposed by this Rights Agreement upon the following express terms and conditions, by all of which the Company and the registered holders of Right Certificates, by their acceptance thereof, shall be bound:

(a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion or advice of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted to be taken by it in the absence of gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction) and in accordance with such opinion or advice.

(b) Whenever in the performance of its duties under this Rights Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate reasonably believed by the Rights Agent to be signed by any one of the Chairman of the Board of Directors, the Chief Executive Officer, any Vice President, the Treasurer, the Secretary or any Assistant Treasurer or Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it under the provisions of this Rights Agreement in reliance upon such certificate. The Rights Agent shall have no duty to act without such a certificate as set forth in this Section 20(b).

(c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). Anything in this Rights Agreement to the contrary notwithstanding, in no event will the Rights Agent be liable for special, punitive, indirect, incidental or consequential loss or damages of any kind whatsoever (including lost profits), even if the Rights Agent has been advised of the likelihood of such losses or damages, and regardless of the form of action.

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Rights Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Rights Agent shall not have any liability for or be (i) under any responsibility in respect of the validity of this Rights Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the legality or validity or execution of any Right Certificate (except its countersignature thereof), (ii) responsible for any breach by the Company of any covenant or condition contained in this Rights Agreement or in any Right Certificate, (iii) responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii)) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 3, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual written notice that such change or adjustment is required) or (iv) by any act hereunder, deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this Rights Agreement or any Right Certificate or as to whether any Common Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

(f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Rights Agreement.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any Person reasonably believed by it to be the Chairman of the Board of Directors, the Chief Executive Officer, any Vice President, the Treasurer, the Secretary or any Assistant Treasurer or Assistant Secretary of the Company, and to apply to such Person for advice or instructions in connection with its duties under this Rights Agreement, and such instructions shall provide full authorization and protection to the Rights Agent and the Rights Agent shall not be liable for and it shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in accordance with instructions of any such Person or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted to be taken by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective.

(h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Rights Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct in the selection and continued employment thereof (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).

(j) No provision of this Rights Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise any of its rights or powers if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the form of assignment or form of election to purchase, as the case may be, has not been properly completed, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company; provided, however, that the Rights Agent shall not be liable for any delays arising solely from the Rights Agent’s exercise of its duties pursuant to this Section 20(k).

(l) The Rights Agent shall have no responsibility to the Company, any holders of the Rights, any holders of Common Shares or any other Person for interest or earnings on any monies held by or on behalf of the Rights Agent pursuant to this Rights Agreement.

(m) The Rights Agent shall not be required to take notice or be deemed to have notice of any event or condition hereunder, including any event or condition that may require action by the Rights Agent, unless the Rights Agent shall be specifically notified in writing of such event or condition by the Company, and all notices or other instruments required by this Rights Agreement to be delivered to the Rights Agent must, in order to be effective, be received by the Rights Agent as specified in Section 26, and in the absence of such notice so delivered, the Rights Agent may conclusively assume no such event or condition exists.

(n) In the event the Rights Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Rights Agent hereunder, the Rights Agent may, in its reasonable discretion, refrain from taking any action, and shall not be liable in any way to the Company, the holder of any Right Certificate or Book-Entry Common Shares or any other Person for refraining from taking such action, unless the Rights Agent receives written instructions signed by the Company which eliminate such ambiguity or uncertainty to the reasonable satisfaction of the Rights Agent. To the extent the Rights Agent refrains from taking any such action, it shall promptly notify the Company thereof.

(o) The Rights Agent shall not be liable or responsible for any failure of the Company to comply with any of its obligations relating to any registration statement filed with the U.S. Securities and Exchange Commission or this Rights Agreement, including obligations under applicable regulation or law.

(p) The Rights Agent shall act hereunder solely as agent for the Company. The Rights Agent shall not assume any obligations or other relationship of agency or trust with any of the owners or holders of the Rights or Common Shares.

(q) The Rights Agent may rely on and be fully authorized and protected in acting or failing to act upon: (i) any Signature Guarantee or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing; or (ii) any applicable law, act, regulation or any interpretation of the same.

(r) The Rights Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any holder of Rights with respect to any action or default by the Company, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company.

Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Rights Agreement upon thirty (30) days’ prior notice in writing mailed to the Company and, in the event that the Rights Agent or one of its Affiliates is not also the transfer agent for the Company, to each transfer agent of the Common Shares by registered or certified mail. In the event the transfer agent relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Rights Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice. The Company may remove (with or without cause) the Rights Agent or any successor Rights Agent upon at least thirty (30) days’ prior notice in writing mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares by registered or certified mail, and, after the Distribution Date, to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who or which shall, with such notice, submit such holder’s Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a Person (other than a natural Person) organized and doing business under the laws of the United States of America or of any state of the United States of America (so long as such Person is authorized to do business as a banking institution in such state), in good standing, which is, authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by U.S. federal or state authority and which has at the time of its appointment as Rights Agent, including its Affiliates, a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further reasonable assurance, conveyance, act or deed necessary for the purpose; provided, that such predecessor Rights Agent shall not be required to make any additional expenditure or assume any additional liability in connection with the foregoing. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares, and, if such appointment occurs after the Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give or mail any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Rights Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Rights Agreement.

Section 23. Redemption.

(a) The Board of Directors may, at its option, at any time prior to the Distribution Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price, the “Redemption Price”). The Board of Directors may, at its option, pay the Redemption Price either in Common Shares (based on the current per share market value of the Common Shares at the time of redemption) or cash or any other form of consideration deemed appropriate by the Board of Directors, and the redemption of the Rights shall be effective at such time and on the basis and with such conditions as the Board of Directors may establish. For the purposes of this Section 23(a), the current market value of a Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)) for the Trading Day immediately prior to the date of redemption pursuant to this Section 23. Notwithstanding anything in this Rights Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Flip-In Event until such time as the Company’s right of redemption has expired.

(b) Immediately upon the action of the Board of Directors ordering the redemption of the Rights pursuant to Section 23(a) (or at such later time as the Board may establish for the effectiveness of such redemption, evidence of which shall have been filed with the Rights Agent) and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. The Company shall promptly thereafter give public notice of any such redemption, with prompt written notice to the Rights Agent (provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption), and, within ten (10) days after such action of the Board of Directors ordering the redemption of the Rights, the Company shall mail a notice of redemption to all holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for Common Shares; provided, however, that the failure to give, or any defect in, any of the foregoing notices shall not affect the validity of such redemption. Any notice which is provided in the manner herein specified shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

Section 24. Exchange.

(a) The Board of Directors may, at its option, at any time after the occurrence of a Flip-In Event, exchange all or any part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 11(a)(ii)) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any adjustment in the number of Rights pursuant to Section 11(a)(i) (such exchange ratio, the “Exchange Ratio”). Notwithstanding the foregoing, (i) the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than an Exempt Person) together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding and (ii) from and after the occurrence of a Flip-Over Event, any Rights that theretofore have not been exchanged pursuant to this Section 24(a) shall thereafter be exercisable only in accordance with Section 13 and may not be exchanged pursuant to this Section 24(a). The exchange of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.

(b) Any action of the Board of Directors ordering the exchange of any Rights pursuant to Section 24(a) shall be irrevocable, and immediately upon the taking of such action and without any further action and without any notice, the right to exercise such Rights shall terminate and thereafter (subject only to clause (ii) in the second sentence of Section 24(a)) the only right of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly thereafter give public notice of any such exchange (with prompt written notice to the Rights Agent) and promptly mail a notice of any such exchange to all holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent; provided, that the failure to give, or any defect in, any of the foregoing notices shall not affect the validity of such exchange. Any notice which is provided in the manner herein specified shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of Rights for Common Shares will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 11(a)(ii)) held by each holder of Rights.

(c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute equivalent preferred shares for Common Shares exchangeable for Rights, at the initial rate of one one-thousandth of an equivalent preferred share for each Common Share as appropriately adjusted to reflect stock splits, stock dividends and other similar transactions after the date hereof. In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights, as contemplated in accordance with this Section 24, the Company shall use its reasonable best efforts to authorize additional Common Shares for issuance upon exchange of the Rights.

(d) Upon or prior to effecting an exchange pursuant to this Section 24, or as promptly as reasonably practicable thereafter, the Board of Directors may direct the Company to enter into a trust agreement in such form and with such terms as the Board of Directors shall then approve (the “Trust Agreement”). If the Board of Directors so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all or part (as determined by the Board of Directors) of the Common Shares or other securities, if any, issuable pursuant to the exchange, and all Persons entitled to receive Common Shares or other securities pursuant to the exchange shall be entitled to receive such Common Shares or other securities (and any dividends or distributions made thereon after the date on which such Common Shares or other securities are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement. Prior to effecting an exchange and registering Common Shares or other securities in any Person’s name, including any nominee or transferee of a Person, the Company may require (or cause the trustee of the Trust to require), as a condition thereof, that any holder of Rights provide evidence, including the identity of the Beneficial Owners and their Affiliates and Associates (or former Beneficial Owners and their Affiliates and Associates) as the Company or the Rights Agent shall reasonably request in order to determine if such Rights are null and void. If any Person shall fail to comply with such request, the Company shall be entitled conclusively to deem the Rights formerly held by such Person to be null and void pursuant to Section 11(a)(ii) and not transferable or exercisable or exchangeable in connection herewith. Any Common Shares or other securities issued at the direction of the Board of Directors in connection herewith shall be validly issued, fully paid and nonassessable Common Shares or other securities (as the case may be), and the Company shall be deemed to have received as consideration for such issuance a benefit having a value that is at least equal to the aggregate par value of the shares so issued.

(e) The Company shall not be required to issue fractions of Common Shares or to distribute certificates or make Book-Entries which evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this Section 24(e), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

Section 25. Notice of Certain Events.

(a) If the Company, at any time after the Distribution Date, shall propose (i) to pay any dividend payable in stock of any class or series to the holders of its Common Shares or to make any other distribution to the holders of its Common Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Common Shares rights or warrants to subscribe for or to purchase any additional Common Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Common Shares (other than a reclassification involving only the subdivision of outstanding Common Shares), (iv) to effect or permit any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares), then, in each such case, the Company shall give to the Rights Agent and each holder of a Right Certificate a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of Common Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten (10) days prior to the record date for determining holders of the Common Shares for purposes of such action, and in the case of any such other action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Shares, whichever shall be the earlier. The failure to give a notice required by this Section 25(a) or any defect therein shall not affect the validity of the action taken by the Company or the vote upon any such action.

(b) If a Flip-In Event or a Flip-Over Event occurs, then, in any such case, the Company shall as soon as practicable thereafter give to the Rights Agent and each registered holder of a Right (or, if occurring prior to the Distribution Date, each holder of a Common Share) written notice of the occurrence of such event, which notice shall specify the event and the consequences of such event to holders of Rights under Sections 11(a)(ii) or 13, as the case may be.

Section 26. Notices. Notices or demands authorized by this Rights Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if in writing and sent by email (until another address is filed in writing with the Rights Agent) as follows:

Sturm, Ruger & Company, Inc.

Attention: legalnotice@ruger.com

Subject to the provisions of Section 21, any notice or demand authorized by this Rights Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if in writing and sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

Computershare Trust Company, N.A.

150 Royall Street

Canton, Massachusetts 02021

Attention: Client Services

Notices or demands authorized by this Rights Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if in writing, sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company or, if applicable, the transfer agent or registrar for the Common Shares. Notwithstanding anything in this Rights Agreement to the contrary except as set forth in Section 3(a), a public filing by the Company with the U.S. Securities and Exchange Commission shall constitute sufficient notice to the holders of securities of the Company, including the Rights, for purposes of this Rights Agreement and no other form of notice need be given to such holders.

Section 27. Supplements and Amendments. Prior to the Distribution Date, the Board of Directors may from time to time supplement or amend this Rights Agreement without the approval of any holders of Rights. From and after the Distribution Date, the Board of Directors may from time to time supplement or amend this Rights Agreement without the approval of any holders of Rights in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, shorten or lengthen any time period hereunder, or to make any other provisions with respect to the Rights which the Board of Directors may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that from and after the Distribution Date, this Rights Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights. For the avoidance of doubt, the Company shall be entitled to adopt and implement such procedures and arrangements (including with third parties) as it may deem necessary or desirable to facilitate the exercise, exchange, trading, issuance or distribution of the Rights (and Common Shares) as contemplated hereby and to ensure that an Acquiring Person or Affiliate or Associate thereof does not obtain the benefits thereof, and amendments in respect of the foregoing shall not be deemed to adversely affect the interests of the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything in this Rights Agreement to the contrary, the Rights Agent shall not be required to execute any supplement or amendment to this Rights Agreement that it determines, in good faith, would adversely affect its own rights, duties, obligations, protections or immunities under this Rights Agreement. No supplement or amendment to this Rights Agreement shall be effective unless duly executed by the Rights Agent.

Section 28. Successors. All covenants and provisions of this Rights Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and permitted assigns hereunder.

Section 29. Determinations and Actions by the Board of Directors. Notwithstanding anything to the contrary contained herein, but without limiting any of the rights, protections and immunities of the Rights Agent under this Rights Agreement, the Board of Directors shall have the exclusive power and authority to administer this Rights Agreement and to exercise the rights and powers specifically granted to the Board of Directors or to the Company hereunder, or as may be necessary or advisable in the administration of this Rights Agreement, including the right and power (i) to interpret the provisions of this Rights Agreement and (ii) to make all determinations deemed necessary or advisable for the administration of this Rights Agreement (including a determination to redeem or exchange or not to redeem or exchange the Rights or to amend or not to amend this Rights Agreement). Without limiting the rights, protections and immunities of the Rights Agent under this Rights Agreement, all such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other Persons, and (y) not subject the Board of Directors or any member thereof to any liability to the holders of the Rights. The Rights Agent is entitled always to assume the Board of Directors acted in good faith and shall be fully protected and incur no liability in reliance thereon.

Section 30. Benefits of this Rights Agreement. Nothing in this Rights Agreement shall be construed to give to any Person, other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, of Common Shares) any legal or equitable right, remedy or claim under this Rights Agreement; but this Rights Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, of Common Shares).

Section 31. Severability. If any term, provision, covenant or restriction of this Rights Agreement is held by a court of competent jurisdiction or other applicable authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that if any excluded term, provision, covenant or restriction shall affect the rights, immunities, liabilities, duties or obligations of the Rights Agent in a materially adverse manner, the Rights Agent shall be entitled to resign immediately upon written notice to the Company.

Section 32. Governing Law. This Rights Agreement, each Right and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

Section 33. Counterparts. This Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Rights Agreement executed and/or transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

Section 34. Descriptive Headings. Descriptive headings of the several Sections of this Rights Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 35. Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control, including acts of God, epidemics, pandemics, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest; provided, that the Rights Agent shall use commercially reasonable efforts to resume performance as soon as practicable. If any such delay or failure occurs, then the Rights Agent shall give prompt written notice to the Company, stating the nature of such delay or failure and any action(s) being taken to avoid or minimize its effect(s).

Section 36. Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Rights Agreement shall refer to this Rights Agreement as a whole and not to any particular provision of this Rights Agreement. The captions herein and descriptive headings of the several Sections of this Rights Agreement are included for convenience of reference only and shall be ignored in the construction or interpretation of any of the provisions of this Rights Agreement. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Rights Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Rights Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meanings as defined in this Rights Agreement. Any singular term in this Rights Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Rights Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement to be duly executed as of the day and year first above written.

STURM, RUGER & COMPANY, INC.

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY, N.A.

By:
Name:
Title:

[Signature Page to Rights Agreement]

Exhibit A

Form of Right Certificate

Certificate No. R-

_________ Rights

NOT EXERCISABLE AFTER OCTOBER 13, 2026 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (EACH AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

Right Certificate
Sturm, Ruger & Company, Inc.

This certifies that ____, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of October 14, 2025 (the “Rights Agreement”), between Sturm, Ruger & Company, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company, as rights agent (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m., New York City time, on October 13, 2026 at the office of the Rights Agent designated for the purposes hereunder, or at the office of its successor as Rights Agent, one (1) fully paid non-assessable share of common stock of the Company, par value $1.00 per share (the “Common Shares”), at a purchase price of $200 per Common Share (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of Common Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of October 24, 2025, based on the Common Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of Common Shares which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

If the Rights evidenced by this Right Certificate are at any time beneficially owned by or transferred to any person who is or becomes an Acquiring Person or an Affiliate or Associate of an Acquiring Person (each as defined in the Rights Agreement) or certain transferees thereof, such Rights will become null and void and will no longer be transferable.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the offices of the Rights Agent.

This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated for exchanges of Right Certificates, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Common Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate (i) may be redeemed by the Company at a redemption price of $0.001 per Right or (ii) may be exchanged, in whole or in part, for shares of the Company’s common stock, par value $1.00 per share, or certain other securities of the Company.

No fractional Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof, a cash payment will be made, as provided in the Rights Agreement.

No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised or redeemed pursuant to Section 24 of the Rights Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile or other electronic signature of the proper officer(s) of the Company and its corporate seal.

Dated as of October 14, 2025.

STURM, RUGER & COMPANY, INC.

By:
Name:
Title:

COUNTERSIGNED: COMPUTERSHARE TRUST COMPANY, N.A.

By:
Name:
Title:

[Form of Reverse Side of Right Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED

___________________________________________

hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:

Signature:

Signature Guaranteed:

Signatures must be guaranteed by an eligible guarantor institution participating in an approved signature guarantee program.

The undersigned hereby certifies that (1) the Rights evidenced by this Right Certificate are not Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement), (2) the Rights evidenced by this Right Certificate are not issued with respect to Notional Common Shares related to a Derivatives Contract described in clause (iv) of the definition of “Beneficial Owner” (as such terms are defined in the Rights Agreement), (3) this Right Certificate is not being sold, assigned or transferred to or on behalf of any Acquiring Person or Affiliate or Associate thereof, and (4) the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate thereof.

Dated:

Signature:

The signature to the foregoing Assignment and Right Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise Rights
represented by the Right Certificate.)

To: Sturm, Ruger & Company, Inc.

The undersigned hereby irrevocably elects to exercise ______ Rights represented by this Right Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that certificates for such Common Shares be issued in the name of:

Please insert social security
or other identifying number:_________________________________________________

_________________________________________
(Please print name and address)

__________________________________________

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number:_________________________________________________

__________________________________________
(Please print name and address)

__________________________________________

Dated:

Signature:

Signature Guaranteed:

Signatures must be guaranteed by an eligible guarantor institution participating in an approved signature guarantee program.

The undersigned hereby certifies that (1) the Rights evidenced by this Right Certificate are not Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement), (2) the Rights evidenced by this Right Certificate are not issued with respect to Notional Common Shares related to a Derivatives Contract described in clause (iv) of the definition of “Beneficial Owner” (as such terms are defined in the Rights Agreement), (3) this Right Certificate is not being sold, assigned or transferred to or on behalf of any Acquiring Person or Affiliate or Associate thereof, and (4) the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate thereof.

Dated:

Signature:

The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the Beneficial Owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

Exhibit B

UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

SUMMARY OF RIGHTS TO PURCHASE
COMMON SHARES

On October 14, 2025, the Board of Directors (the “Board”) of Sturm, Ruger & Company, Inc. (the “Company”) authorized and directed the issuance, and declared a dividend of one right (a “Right”) for each share of common stock, par value $1.00 per share, of the Company (each, a “Common Share”) outstanding as of the close of business on October 24, 2025 (the “Record Date”). The description and terms of the Rights are set forth in the Rights Agreement, dated October 14, 2025 (the “Rights Agreement”), between the Company and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”).

The following is a summary of the Rights Agreement. The summary description of the Rights set forth herein does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

The Rights

The Board authorized the issuance of one Right for each Common Share outstanding as of the close of business on the Record Date. In addition, one Right will automatically attach to each Common Share (subject to adjustment) that will become outstanding between the Record Date and the Distribution Date (as defined below) or the earlier Expiration Date (as defined in the Rights Agreement). Following the Distribution Date and prior to the Expiration Date, subject to certain specified exceptions, Rights will be issued in connection with any Common Shares that become outstanding pursuant to the exercise, conversion or exchange of certain securities or under any employee plan or arrangement, and Rights may be issued in connection with other issuances as determined by the Board.

The Rights will initially trade with, and will be inseparable from, the Common Shares, and the registered holders of the Common Shares will be deemed to be the registered holders of the Rights. Prior to the Distribution Date, the Rights will be represented, as applicable, by certificates for, or by book-entry accounts that evidence record ownership of, the Common Shares. After the Distribution Date, separate certificates evidencing the Rights (the “Right Certificates”) will be issued and mailed to holders of record of Common Shares as of the Distribution Date (other than an Acquiring Person (as defined below) or its affiliates or associates). The Rights may instead be recorded in book-entry or other uncertificated form, in which case such book-entries or other evidence of ownership will be deemed to be Right Certificates.

Exercisability

The Rights will not be exercisable until after the Distribution Date. After the Distribution Date, each Right will be exercisable to purchase from the Company one (1) share of common stock, par value $1.00 per share, of the Company at a purchase price of $200 per Common Share (the “Purchase Price”), subject to adjustment.

The “Distribution Date” means the close of business on the business day immediately following the earlier of (i) the Flip-In Date (as defined in the Rights Agreement) or (ii) the tenth (10th) business day after the date (prior to such time as any person becomes an Acquiring Person), if any, as may be determined by action of the Board following the commencement by any person (other than an exempt person) of, or the first public announcement of an intention of any person (other than an exempt person) to commence, a tender or exchange offer the consummation of which would result in any person or group of affiliated or associated persons becoming an Acquiring Person.

An “Acquiring Person” generally means any person who or which, together with all affiliates and associates of such person, becomes the beneficial owner of 10% or more of the outstanding Common Shares, subject to certain specified exceptions. Such exceptions include persons deemed to be “Passive Institutional Investors,” who, among other requirements, are investors that are entitled to file, and file, a statement on Schedule 13G pursuant to Rule 13d-1(b) or Rule 13d-1(c) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to such an investor’s beneficial ownership of Common Shares. The Rights Agreement also provides that any person who would otherwise be deemed an Acquiring Person as of the date of the adoption of the Rights Agreement will not be deemed to be an Acquiring Person for so long as such person does not acquire, subject to certain specified exceptions, beneficial ownership of any additional Common Shares following adoption of the Rights Agreement.

Certain synthetic interests in securities created by derivative positions, whether or not such interests are considered to be ownership of underlying Common Shares or are reportable for purposes of Regulation 13D of the Exchange Act, are deemed to confer beneficial ownership of the number of Common Shares equivalent to the economic exposure created by the derivative positions, to the extent actual Common Shares are directly or indirectly held by counterparties to the derivatives contracts.

The Rights will expire on the close of business on the day before the first anniversary of the date of the Rights Agreement (the “Final Expiration Date”), unless the Rights Agreement is amended to change the Final Expiration Date or the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

Consequences of a Person or Group Becoming an Acquiring Person

Flip-In. At any time after a person or group becomes an Acquiring Person, following the occurrence of the Distribution Date, each holder of a Right (other than the Acquiring Person, its affiliates and associates and certain transferees thereof) will have the right to receive, upon exercise, a number of Common Shares (or, in specified circumstances, certain other securities, cash or assets of the Company) having a value equal to two times the Purchase Price of the Right, unless the Purchase Price is adjusted pursuant to the terms of the Rights Agreement. Notwithstanding the foregoing, once a person becomes an Acquiring Person, all Rights that are, or were, beneficially owned by the Acquiring Person, its affiliates and associates and certain transferees thereof will be null and void.

Exchange. At any time after a person or group becomes an Acquiring Person, and subject to certain exceptions, prior to the acquisition by any person or group of 50% or more of the then-outstanding Common Shares, the Board may exchange the Rights (other than Rights beneficially owned by the Acquiring Person, its affiliates and associates and certain transferees thereof), in whole or in part, at an exchange ratio of one Common Share (or, in specified circumstances, certain other securities of the Company) per Right, subject to adjustment.

Flip-Over. If, after a person or group becomes an Acquiring Person, (i) the Company effects a share exchange, consolidates or merges with any other person, (ii) any person effects a share exchange, consolidates or merges with the Company where all or part of the outstanding Common Shares are exchanged for securities, cash or property of the other person and the Company is the surviving corporation or (iii) 50% or more of the assets or earning power of the Company and its subsidiaries (taken as a whole) is sold or transferred, proper provision will be made so that each holder of a Right (other than the Acquiring Person, its affiliates and associates and certain transferees thereof) shall thereafter have the right to receive, upon exercise, common stock of the other party to the consolidation, merger, sale or transfer (or its parent) having a value equal to two times the Purchase Price of the Right.

Redemption

At any time prior to the Distribution Date, the Board may redeem all of the Rights at a price of $0.001 per Right (the “Redemption Price”), subject to adjustment. The redemption of the Rights may be made effective at such time (the “Redemption Date”) and on such basis with such conditions as the Board, in its sole discretion, may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. The Rights shall not be exercisable after the first occurrence of a person or group becoming an Acquiring Person until such time as the Company’s right of redemption has expired.

No Stockholders’ Rights Prior to Exercise

Until a Right is exercised, the holder thereof will have no rights as a stockholder of the Company solely by virtue of the Rights, including the right to vote or to receive dividends.

Amendment of the Rights Agreement

Prior to the Distribution Date, the Company may from time to time supplement or amend the Rights Agreement without the approval of any holders of Rights. From and after the Distribution Date, the Company may from time to time supplement or amend the Rights Agreement without the approval of any holders of Rights in order to cure any ambiguity, to correct or supplement any provision which may be defective or inconsistent with any other provisions in the Rights Agreement, to shorten or lengthen any time period referenced in the Rights Agreement, or to make any other provisions with respect to the Rights which the Company may deem necessary or desirable. However, after the Distribution Date, the Rights Agreement may not be amended in a manner which would adversely affect the interests of the holders of Rights (other than to ensure that an Acquiring Person or its affiliates or associates do not obtain the benefit of the Rights).

Adjustment

The number of outstanding Rights and the number of Common Shares issuable upon exercise of each Right are subject to adjustment under certain circumstances.

B-4